TIDAL TRUST II 485BPOS

Exhibit 99(e)(i)(22)

TWENTY-SECOND AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This twenty-second amendment (“Amendment”) to the ETF Distribution Agreement dated as of July 5, 2022 (the “Agreement”), by and between Tidal Trust II (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of January 3, 2025 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST II		FORESIDE FUND SERVICES, LLC

By:	/s/Eric Falkeis	By:	/s/Teresa Cowan

Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

Carbon Collective Climate Solutions U.S. Equity ETF

Carbon Collective Short Duration Green Bond ETF

YieldMax™ Innovation Option Income Strategy ETF

YieldMax™ KWEB Option Income Strategy ETF

YieldMax™ Gold Miners Option Income Strategy ETF

YieldMax™ XBI Option Income Strategy ETF

YieldMax™ TLT Option Income Strategy ETF

YieldMax™ AAPL Option Income Strategy ETF

YieldMax™ AMZN Option Income Strategy ETF

YieldMax™ BRK.B Option Income Strategy ETF

YieldMax™ COIN Option Income Strategy ETF

YieldMax™ META Option Income Strategy ETF

YieldMax ™GOOG Option Income Strategy ETF

YieldMax™ NFLX Option Income Strategy ETF

YieldMax™ NVDA Option Income Strategy ETF

YieldMax™ SQ Option Income Strategy ETF

YieldMax™ TSLA Option Income Strategy ETF

YieldMax™ ABNB Option Income Strategy ETF

YieldMax™ AMD Option Income Strategy ETF

YieldMax™ MRNA Option Income Strategy ETF

YieldMax™ PYPL Option Income Strategy ETF

YieldMax™ DIS Option Income Strategy ETF

YieldMax™ JPM Option Income Strategy ETF

YieldMax™ MSFT Option Income Strategy ETF

YieldMax™ XOM Option Income Strategy ETF

YieldMax™ AI Option Income Strategy ETF

YieldMax™ ROKU Option Income Strategy ETF

YieldMax™ SNOW Option Income Strategy ETF

YieldMax™ ZM Option Income Strategy ETF

YieldMax™ ADBE Option Income Strategy ETF

YieldMax™ NKE Option Income Strategy ETF

YieldMax™ ORCL Option Income Strategy ETF

YieldMax™ INTC Option Income Strategy ETF

YieldMax™ BIIB Option Income Strategy ETF

YieldMax™ BA Option Income Strategy ETF

YieldMax™ TGT Option Income Strategy ETF

YieldMax™ Universe Fund of Option Income ETFs

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMaxTM Ultra Option Income Strategy ETF

YieldMaxTM MSTR Option Income Strategy ETF

YieldMax™ Short TSLA Option Income Strategy ETF

YieldMax™ Short Innovation Option Income Strategy ETF

YieldMax™ Short NVDA Option Income Strategy ETF

YieldMax™ Short COIN Option Income Strategy ETF

YieldMax™ Short AAPL Option Income Strategy ETF

YieldMax™ Short N100 Option Income Strategy ETF

YieldMaxTM Bitcoin Option Income Strategy ETF

YieldMaxTM BABA Option Income Strategy ETF

YieldMaxTM CVNA Option Income Strategy ETF

YieldMaxTM DKNG Option Income Strategy ETF

YieldMaxTM HOOD Option Income Strategy ETF

YieldMaxTM JD Option Income Strategy ETF

YieldMaxTM MARA Option Income Strategy ETF

YieldMaxTM PDD Option Income Strategy ETF

YieldMaxTM PLTR Option Income Strategy ETF

YieldMaxTM RBLX Option Income Strategy ETF

YieldMaxTM SHOP Option Income Strategy ETF

YieldMaxTM SMCI Option Income Strategy ETF

YieldMaxTM TSM Option Income Strategy ETF

YieldMaxTM Ether Option Income Strategy ETF

YieldMaxTM Target 12TM Semiconductor Option Income ETF

YieldMaxTM Target 12TM BioTech & Pharma Option Income ETF

YieldMaxTM Target 12TM Energy Option Income ETF

YieldMaxTM Target 12TM Real Estate Option Income ETF

YieldMaxTM Target 12TM Tech & Innovation Option Income ETF

YieldMaxTM Target 12TM Big 50 Option Income ETF

YieldMax™ Dorsey Wright Hybrid 5 Income ETF

YieldMax™ Dorsey Wright Featured 5 Income ETF

YieldMax™ AI & Tech Portfolio Option Income ETF

YieldMax™ Crypto Industry & Tech Portfolio Option Income ETF

YieldMax™ China Portfolio Option Income ETF

YieldMax™ Semiconductor Portfolio Option Income ETF

YieldMax™ Biotech & Pharma Portfolio Option Income ETF

YieldMaxTM Ultra Short Option Income Strategy ETF

YieldMax™ Nasdaq 100 0DTE Covered Call Strategy ETF

YieldMax™ S&P 500 0DTE Covered Call Strategy ETF

YieldMax™ Russell 2000 0DTE Covered Call Strategy ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

The Meet Kevin Moderate ETF

Nicholas Fixed Income Alternative ETF

Nicholas Global Equity and Income ETF

Pinnacle Focused Opportunities ETF

Return Stacked® Bonds & Managed Futures ETF

Return Stacked® Global Stocks & Bonds ETF

Return Stacked® U.S. Stocks & Managed Futures ETF

Return Stacked® Bonds & Futures Yield ETF

Return Stacked® U.S. Stocks & Futures Yield ETF

Return Stacked® Bonds & Merger Arbitrage ETF

DGA Core Plus Absolute Return ETF

Tactical Advantage ETF

Roundhill Generative AI & Technology ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Blueprint Chesapeake Multi-Asset Trend ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Grizzle Growth ETF

Defiance Nasdaq 100 Enhanced Options Income ETF

Defiance S&P 500 Enhanced Options Income ETF

Defiance R2000 Enhanced Options Income ETF

Defiance Treasury Alternative Yield ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF

Defiance Nasdaq 100 Target Income ETF

Defiance S&P 500 Target Income ETF

Defiance R2000 Target Income ETF

Defiance Gold Enhanced Options Income ETF

Defiance Silver Enhanced Options Income ETF

Defiance Oil Enhanced Options Income ETF

Defiance Treasury Enhanced Options Income ETF

Defiance Daily Target 2X Long LLY ETF

Defiance Daily Target 2X Long MSTR ETF

Defiance Daily Target 2X Long NVO ETF

Defiance Daily Target 2X Long AVGO ETF

Defiance Daily Target 2X Long SMCI ETF

Defiance Daily Target 2X Long Carbon ETF

Defiance Daily Target 2X Long Copper ETF

Defiance Daily Target 2X Long Lithium ETF

Defiance Daily Target 2X Long Solar ETF

Defiance Daily Target 2X Long Uranium ETF

Defiance Daily Target 2X Short MSTR ETF

Defiance Large Cap ex-Mag 7 ETF

Defiance Daily Target 2X Long SOFI ETF

Defiance Daily Target 2X Long AMAT ETF

Defiance Daily Target 2X Long GOLD ETF

Defiance Daily Target 2X Long ORCL ETF

Defiance Daily Target 2X Long FSLR ETF

Defiance Daily Target 2X Long DKNG ETF

Defiance Hot Sauce 2X Strategy ETF

Defiance AI & Power Infrastructure ETF

CoreValues Alpha Greater China Growth ETF

Hilton Small-MidCap Opportunity ETF

Quantify Absolute Income ETF

STKD Bitcoin & Gold ETF

iREIT® - MarketVector Quality REIT Index ETF

Even Herd Long Short ETF

Peerless Option Income Wheel ETF

Clockwise Core Equity & Innovation ETF

Cambria Chesapeake Pure Trend ETF

Octane All-Cap Value Energy ETF